Exhibit 10.1
AWARD NOTICE
AND
RESTRICTED STOCK UNIT AGREEMENT
(2025 Director Grants)
CHEWY, INC.
2024 OMNIBUS INCENTIVE PLAN
The Participant has been granted Restricted Stock Units with the terms set forth in this Award Notice, and subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement to which this Award Notice is attached. Capitalized terms used and not defined in this Award Notice shall have the meanings set forth in the Restricted Stock Unit Agreement and the Plan, as applicable.
Participant:
Date of Grant:
Restricted Stock Units Granted:
Vesting Schedule:

1.Regular Vesting. Subject to the Participant’s continued Service through the vesting date, 100% of the Award will vest on the earlier of (1) the date of the Company’s annual meeting of stockholders in the year following the Date of Grant or (2) one year from the Date of Grant set forth above, and will be settled in accordance with Section 4 of the Agreement.
2.Change in Control Treatment. Subject to the Participant’s continued Service through the Change in Control, 100% of the Award will vest upon a Change in Control.
* * *

RESTRICTED STOCK UNIT AGREEMENT
CHEWY, INC.
2024 OMNIBUS INCENTIVE PLAN
This Restricted Stock Unit Agreement, effective as of the Date of Grant (as defined below), is between Chewy, Inc., a Delaware corporation (“Chewy”), and the Participant (as defined below).
WHEREAS, Chewy has adopted the Chewy, Inc. 2024 Omnibus Incentive Plan (as it may be amended, the “Plan”) in order to provide equity-based incentive awards to eligible service providers to encourage them to deliver outcomes and/or continue in the Service of the Company; and
WHEREAS, the Board of Directors has determined to grant RSUs (as defined below) to the Participant (as defined below) as provided herein and the Company and the Participant (as defined below) hereby wish to memorialize the terms and conditions applicable to such RSUs.
NOW, THEREFORE, the parties hereto agree as follows:

1.Definitions. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan. The following terms shall have the following meanings for purposes of this Agreement:
(a)“Agreement” shall mean this Restricted Stock Unit Agreement including (unless the context otherwise requires) the Award Notice.
(b)“Award Notice” shall mean the notice to the Participant.
(c)“Cause” shall have the meaning ascribed to such term in any employment agreement entered into by the Participant and Company and if not so defined, or no such agreement exists, “Cause” shall mean (i) a refusal or failure to follow the lawful and reasonable directions of the Board of Directors or individual to whom the Participant reports, which refusal or failure is not cured within thirty (30) days following delivery of written notice of such conduct to the Participant; (ii) conviction of the Participant of any felony involving fraud or act of dishonesty against the Company or any of its affiliates; (iii) conduct by the Participant which, based upon good faith and reasonable factual investigation and determination of the Company, demonstrates gross unfitness to serve; (iv) intentional, material violation by the Participant of any contractual, statutory, or fiduciary duty owed by the Participant to the Company or any of its affiliates; or (v) willful misconduct causing material economic harm or public disgrace to the Company of any of its subsidiaries or affiliates.
(d)“Company” shall mean Chewy.
(e)“Date of Grant” shall mean the “Date of Grant” listed in the Award Notice.
(f)“Participant” shall mean the “Participant” listed in the Award Notice.

(g)“RSUs” shall mean that number of Restricted Stock Units listed in the Award Notice as “Restricted Stock Units Granted.”
2.Grant of Units. The Company hereby grants the RSUs to the Participant, each of which represents the right to receive one Share upon vesting of such RSU, subject to and in accordance with the terms, conditions and restrictions set forth in the Plan, the Award Notice, and this Agreement.
3.RSU Account. The Company shall cause an account (the “Unit Account”) to be established and maintained on the books of the Company to record the number of RSUs credited to the Participant under the terms of this Agreement. The Participant’s interest in the Unit Account shall be that of a general, unsecured creditor of the Company. Each RSU shall accrue dividend equivalents (“Dividend Equivalents”) with respect to dividends that would otherwise be paid on the Share underlying such RSU during the period from the Date of Grant to the date such Share is delivered in accordance with Section 4 below. Dividend Equivalents shall be subject to the same vesting conditions applicable to the RSU on which such Dividend Equivalents are accrued, and shall be paid in cash to the Participant upon delivery of the underlying Share in respect of which the Dividend Equivalents were accrued.
4.Vesting; Settlement.
(a)The RSUs shall become vested in accordance with the schedule set forth on the Award Notice. The Company shall deliver to the Participant one Share for each RSU (as adjusted under the Plan) as soon as practicable and no later than twenty (20) business days following the applicable vesting date, subject to Section 4(b) below, and such vested RSU shall be cancelled upon such delivery.
(b)If permitted by the Company, the Participant may elect, subject to the terms and conditions of the Plan and any other applicable written plan or procedure adopted by the Company from time to time for purposes of such election, to defer the distribution of all or any portion of the Shares that would otherwise be distributed to the Participant hereunder (the “Deferred Shares”), consistent with the requirements of Section 409A of the Code. Upon the earning of RSUs that have been so deferred, the applicable number of Deferred Shares will be credited to a bookkeeping account established on the Participant’s behalf (the “Account”). Subject to Section 3, the number of Shares equal to the number of Deferred Shares credited to the Participant’s Account will be distributed to the Participant in accordance with the terms of the Plan and the other applicable written plans or procedures of the Company, consistent with the requirements of Section 409A of the Code.
(c)The Participant will be solely liable for all federal, state, local, foreign and other tax obligations related to the RSUs (collectively, “Tax-Related Items”), and the Company (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or settlement of the RSUs or the subsequent sale of any Shares and (ii) does not commit to structure the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items. The Participant acknowledges that the Company has encouraged the Participant to consult the Participant’s own adviser regarding the tax consequences of the Award, and that the Participant is not relying on the Company or its Affiliates or agents for tax advice.

(d)The Company shall pay any costs incurred in connection with issuing the Shares. Upon the issuance of the Shares to the Participant, the Participant’s Unit Account shall be eliminated. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue or transfer the Shares as contemplated by this Agreement unless and until such issuance or transfer shall comply with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares are listed for trading.
5.Termination of Service.
(a)In the event that the Participant’s Service with the Company terminates for any reason, any unvested RSUs shall be forfeited and all of the Participant’s rights hereunder with respect to such unvested RSUs (and any Dividend Equivalents accrued thereon) shall cease as of the Termination Date (unless otherwise provided for by the Committee in accordance with the Plan).
(b)The Participant’s rights with respect to the RSUs shall not be affected by any change in the nature of the Participant’s Service so long as the Participant continues to be an employee or service provider, as applicable, of the Company. Whether (and the circumstances under which) the Participant’s Service has terminated and the determination of the Termination Date for the purposes of this Agreement shall be determined by the Committee (or, with respect to any Participant who is not a director or “officer” as defined under Rule 16a-1(f) of the Exchange Act, its designee, whose good faith determination shall be final, binding and conclusive; provided, that such designee may not make any such determination with respect to the designee’s own Service for purposes of the RSUs).
6.Restrictions on Transfer. The Participant may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber the RSUs or the Participant’s right under the RSUs to receive Shares, except other than by will or by the laws of descent and distribution and any such attempted or purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates; provided, that the designation of a beneficiary (if permitted by the Committee) shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
7.Repayment of Proceeds; Clawback Policy.
(a)If the Participant’s Service is terminated by the Company for Cause or the Participant resigns while grounds for Cause exist, or the Company discovers that after a termination of Service that grounds for a termination with Cause existed at the time thereof, then the Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company, within ten (10) business days of the Company’s request to the Participant therefor, the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the Participant received upon the sale or other disposition of, or distributions in respect of, the RSUs or Shares issued in settlement of the RSUs. With respect to the scenario where the Company discovers that after a termination of Service that grounds for a termination with Cause existed at the time thereof, then any reference in this Agreement to grounds existing for a termination with Cause shall be determined without regard to any cure period or other procedural delay or event required prior to a finding of, or termination with, Cause.

(b)The RSUs and all proceeds of the RSUs shall be subject to any right or obligation that the Company may have (i) under any Company clawback policy, including, without limitation, the Chewy Clawback Policy or other agreement or arrangement with the Participant, and (ii) under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the Securities and Exchange Commission, the listing standards of the NYSE, or any other applicable law.
(c)By acceptance of the grant of RSUs pursuant to this Agreement, the Participant acknowledges and agrees that the Company may cause the cancellation or forfeiture of RSUs or Shares issuable upon settlement of any RSU on the books and records of the Company or any transfer agent to enforce the provisions of this Section 7.
8.No Right to Continued Service. Neither the Plan nor this Agreement nor the Participant’s receipt of the RSUs hereunder shall impose any obligation on the Company or any of its Affiliates to continue the Service of the Participant. Further, the Company or any of its Affiliates (as applicable) may at any time terminate the Service of the Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.
9.No Rights as a Stockholder. The Participant’s interest in the RSUs shall not entitle the Participant to any rights as a Chewy stockholder. The Participant shall not be deemed to be the holder of, or have any of the rights and privileges of a Chewy stockholder in respect of, the Shares unless and until such Shares have been issued to the Participant.
10.Adjustments Upon Change in Capitalization. The terms of this Agreement, including the RSUs, the Participant’s Unit Account, any performance targets (including share price hurdles), and/or the Shares, shall be subject to adjustment in accordance with Section 9 of the Plan. This paragraph shall also apply with respect to any extraordinary dividend or other extraordinary distribution in respect of the Chewy’s common stock (whether in the form of cash or other property).
11.Award Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The RSUs granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
12.Severability. Except where otherwise expressly indicated, Participant’s obligations under this Agreement are severable and/or subject to reformation or partial enforcement. If a court of competent jurisdiction determines that at the time this Agreement is presented for enforcement any provisions are overly broad or unenforceable, the parties agree that the court shall engage in partial enforcement and/or reform the Agreement to make it enforceable to the maximum extent possible for the protection of the Company’s interests and prevention of irreparable harm which is the express intent of the parties. If despite the forgoing, a provision of this Agreement is held by a court or arbitrator of competent jurisdiction (an “Adjudicator”) to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

13.Governing Law; Venue; Language. Subject to any arbitration agreement between Participant and the Company, any suit, action or proceeding with respect to this Agreement (or any provision incorporated by reference) or a judgment entered by an Adjudicator, that can be pursued or enforced in a court of law, shall be brought in the U.S. District Court for the District of Delaware or in another court of competent subject matter jurisdiction located in the State of Delaware. The Participant, the Company, and any transferees who hold RSUs pursuant to a valid assignment, all hereby submit to the exclusive jurisdiction of the courts of proper subject matter jurisdiction located in Delaware (the “Chosen Venue”), consent to the exercise of personal jurisdiction over them by such courts, and waive (a) any objections which they may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement that can be pursued in a court of law in the Chosen Venue; (b) any claim that any such suit, action, or proceeding brought in the Chosen Venue has been brought in any inconvenient forum; and (c) any right to a jury trial in the Chosen Venue (unless such jury waiver would violate controlling law or otherwise make the remainder of the forgoing provisions regarding Chosen Venue unenforceable). Nothing herein shall be construed to waive the arbitration obligations Participant or Company may have as a result of any arbitration agreement between them. If the Participant has received a copy of this Agreement (or the Plan or any other document related hereto or thereto) translated into a language other than English, such translated copy is qualified in its entirety by reference to the English version thereof, and in the event of any conflict the English version will govern.
14.Successors in Interest. Any successor to the Company shall have the benefits of the Company under, and be entitled to enforce, this Agreement. Likewise, the Participant’s legal representative shall have the benefits of the Participant under, and be entitled to enforce, this Agreement. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Participant’s heirs, executors, administrators and successors.
15.Data Privacy Consent.
(a)General. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other RSU grant materials by and the Company for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, work location and phone number, date of birth, social security number or other identification number, salary, nationality, job title, hire date, any shares of stock or directorships held in the Company, details of all awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Personal Data”).

(b)Use of Personal Data; Retention. The Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, now or in the future, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.
(c)Withdrawal of Consent. The Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s Service and career with the Company will not be adversely affected; the only consequence of the Participant’s refusing or withdrawing the Participant’s consent is that the Company would not be able to grant RSUs or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.
16.[Reserved].
17.Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By accepting this Agreement and the grant of the RSUs contemplated hereunder, the Participant expressly acknowledges that (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be suspended or terminated by the Company at any time, to the extent permitted by the Plan; (b) the grant of RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past; (c) all determinations with respect to future grants of RSUs, if any, including the date of grant, the number of Shares granted and the applicable vesting terms, will be at the sole discretion of the Company; (d) the Participant’s participation in the Plan is voluntary; (e) the value of the RSUs is an extraordinary item of compensation that is outside the scope of the Participant’s Services contract, if any, and nothing can or must automatically be inferred from such Services contract or its consequences; and (f) the future value of the underlying Shares is unknown and cannot be predicted with certainty. In addition, the Participant understands, acknowledges and agrees that the Participant will have no rights to compensation or damages related to RSU proceeds in consequence of the termination of the Participant’s Service for any reason whatsoever and whether or not in breach of contract.

18.Award Administrator. The Company may from time to time designate a third party (as an “Award Administrator”) to assist the Company in the implementation, administration, and management of the Plan and any RSUs granted thereunder, including by sending award notices on behalf of the Company to Participants, and by facilitating through electronic means acceptance of RSU Agreements by Participants.
19.Section 409A of the Code.
(a)This Agreement is intended to comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder. Without limiting the foregoing, the Committee shall have the right to amend the terms and conditions of this Agreement in any respect as may be necessary or appropriate to comply with Section 409A of the Code or any regulations promulgated thereunder, including without limitation by delaying the issuance of the Shares contemplated hereunder.
(b)Notwithstanding any other provision of this Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code, no payments in respect of any RSU that is “deferred compensation” subject to Section 409A of the Code and not exempt for Section 409A as a short-term deferral or otherwise and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six (6) months after the date of the Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six (6)-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day. The Participant is solely responsible and liable for the satisfaction of all taxes and penalties under Section 409A of the Code that may be imposed on or in respect of the Participant in connection with this Agreement, and the Company shall not be liable to any Participant for any payment made under this Plan that is determined to result in an additional tax, penalty or interest under Section 409A of the Code, nor for reporting in good faith any payment made under this Agreement as an amount includible in gross income under Section 409A of the Code. Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A of the Code.
20.Book Entry Delivery of Shares. Whenever reference in this Agreement is made to the issuance or delivery of certificates representing one or more Shares, the Company may elect to issue or deliver such Shares in book entry form in lieu of certificates.
21.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
22.Acceptance and Agreement by the Participant. By accepting the RSUs (including through electronic means), the Participant agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this Agreement, and the Company’s policies, as in effect from time to time, relating to the Plan.

23.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
24.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
25.Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant in the Plan.
26.Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one in the same agreement.
[Signatures follow]

CHEWY, INC.
By:

 Acknowledge and agreed as of the date first written above:

Participant Signature: